Exhibit 99.1

Albany International Reports Second-Quarter 2020 Results

ROCHESTER, N.H.--(BUSINESS WIRE)--July 29, 2020--Albany International Corp. (NYSE:AIN) today reported operating results for its second quarter of 2020, which ended June 30, 2020.

“We had an outstanding quarter, despite the challenges of addressing this pandemic,” said Albany International President and Chief Executive Officer, Bill Higgins. “Our top priority remains protecting the health and safety of our employees, and I am proud of how they performed. Across the company, our teams excelled by adapting safely to the challenging environment, driving operational improvements, doing a great job for customers, and delivering year-over-year gross margin expansion in both segments.”

“In the months to come, we expect the economic impact of the global slowdown on our businesses may become more challenging. Our strong balance sheet and good cash flow conversion, however, enable us to continue to invest in our businesses with the flexibility required to address challenges and opportunities in the market,” concluded Higgins.

For the second quarter ended June 30, 2020:

  Net sales were $226.0 million, down $48.0 million, or 17.5%, when compared to the prior year. Sales declined $46.4 million, or 39.0%, in the Engineered Composites segment driven by the temporary production halt on the LEAP program.
  Gross profit of $103.0 million was 2.1% lower than the $105.2 million reported for the same period of 2019.
  STG&R expenses were $47.4 million, compared to $50.1 million in the same period of 2019. Losses from the revaluation of foreign currency balances increased STG&R by $1.1 million in 2020, and by $0.3 million in 2019.
  Operating income was $52.7 million, compared to $54.2 million in the prior year, a decrease of 2.8%, as lower gross profit and higher restructuring expenses were partially offset by lower STG&R expenses.
  The effective tax rate was 32.1%, compared to 29.6% during the same period last year. The higher tax rate in 2020 was primarily caused by a higher share of our global profits in jurisdictions with higher tax rates.
  Net income attributable to the Company was $32.4 million ($1.00 per share), compared to $34.1 million ($1.05 per share) in Q2 2019. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $1.09 per share in the second quarter of each year.
  Adjusted EBITDA (a non-GAAP measure) was $73.7 million, compared to $72.4 million in Q2 2019, an increase of 1.7%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“We delivered exceptional margins during the second quarter, helped by a net $7 million favorable adjustment to estimated long-term contract profitability in the Engineered Composites segment, and favorable currency and mix benefits in the Machine Clothing segment,” said Albany International Chief Financial Officer and Treasurer, Stephen Nolan. “We are re-introducing guidance for 2020. We have worked closely with our aerospace and defense customers over the course of the second quarter to define our production plans for the second half of the year. Visibility has also improved somewhat for demand for our Machine Clothing products; as expected, we have seen some weakening of orders, driven by overall macroeconomic conditions, as we move into the second half of the year. This is reflected in our guidance. Across both segments, our guidance range reflects our best assessments of the likely impacts of the ongoing pandemic to our markets; however, additional risk does remain, should the macroeconomic impacts prove to be more severe than we are currently expecting.”

Outlook for Full-Year 2020

Albany International is re-introducing financial guidance for the full-year 2020:

  Total company revenue of between $870 and $890 million;
  Effective income tax rate, including tax adjustments, of 36% to 38%;
  Total company depreciation and amortization of between $70 and $75 million;
  Capital expenditures in the range of $45 to $55 million;
  GAAP earnings per share of between $2.26 and $2.51;
  Adjusted earnings per share of between $2.85 and $3.10;
  Total company Adjusted EBITDA of $220 to $235 million;
  Machine Clothing revenue of $545 to $555 million;
  Machine Clothing Adjusted EBITDA of between $190 and $200 million;
  Engineered Composites revenue between $325 to $335 million; and
  Engineered Composites Adjusted EBITDA of $75 to $85 million.

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$225,990	$273,949	$461,754	$525,321
Cost of goods sold	123,010	168,767	269,302	328,368

Gross profit	102,980	105,182	192,452	196,953
Selling, general, and administrative expenses	38,543	40,816	78,649	81,761
Technical and research expenses	8,873	9,242	18,003	19,491
Restructuring expenses, net	2,837	899	3,479	1,383

Operating income	52,727	54,225	92,321	94,318
Interest expense, net	3,823	4,631	7,800	9,048
Other expense/(income), net	1,091	930	16,660	(278)

Income before income taxes	47,813	48,664	67,861	85,548
Income tax expense	15,364	14,405	27,818	21,881

Net income	32,449	34,259	40,043	63,667
Net (loss)/income attributable to the noncontrolling interest	95	205	(1,420)	423
Net income attributable to the Company	$32,354	$34,054	$41,463	$63,244

Earnings per share attributable to Company shareholders - Basic	$1.00	$1.05	$1.28	$1.96

Earnings per share attributable to Company shareholders - Diluted	$1.00	$1.05	$1.28	$1.96

Shares of the Company used in computing earnings per share:
Basic	32,328	32,299	32,320	32,286

Diluted	32,336	32,311	32,328	32,298

Dividends declared per share, Class A and Class B	$0.19	$0.18	$0.38	$0.36

ALBANY INTERNATIONAL CORP. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$204,037	$195,540
Accounts receivable, net	202,612	218,271
Contract assets, net	96,092	79,070
Inventories	115,532	95,149
Income taxes prepaid and receivable	5,998	6,162
Prepaid expenses and other current assets	26,209	24,142
Total current assets	$650,480	$618,334

Property, plant and equipment, net	443,046	466,462
Intangibles, net	49,706	52,892
Goodwill	181,302	180,934
Deferred income taxes	40,999	51,621
Noncurrent receivables, net	36,901	41,234
Other assets	59,526	62,891
Total assets	$1,461,960	$1,474,368

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$50,181	$65,203
Accrued liabilities	115,458	125,885
Current maturities of long-term debt	17	20
Income taxes payable	11,546	11,611
Total current liabilities	177,202	202,719

Long-term debt	435,000	424,009
Other noncurrent liabilities	134,898	132,725
Deferred taxes and other liabilities	8,702	12,226
Total liabilities	755,802	771,679

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 39,112,722 issued in 2020 and 39,098,792 in 2019	39	39
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2020 and 2019	2	2
Additional paid in capital	432,738	432,518
Retained earnings	726,233	698,496
Accumulated items of other comprehensive income:
Translation adjustments	(139,635)	(122,852)
Pension and postretirement liability adjustments	(48,962)	(49,994)
Derivative valuation adjustment	(11,030)	(3,135)
Treasury stock (Class A), at cost; 8,394,022 shares in 2020 and 8,408,770 shares in 2019	(256,074)	(256,391)
Total Company shareholders' equity	703,311	698,683
Noncontrolling interest	2,847	4,006
Total equity	706,158	702,689
Total liabilities and shareholders' equity	$1,461,960	$1,474,368

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income	$32,449	$34,259	$40,043	$63,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,498	15,345	31,004	30,987
Amortization	2,456	2,409	5,020	4,723
Change in deferred taxes and other liabilities	3,543	319	9,360	(746)
Provision for write-off of property, plant and equipment	36	720	233	1,106
Non-cash interest expense	20	152	171	303
Compensation and benefits paid or payable in Class A Common Stock	1,198	1,170	516	623
Fair value adjustment on foreign currency option	—	—	64	—
Provision for credit losses from uncollected receivables and contract assets	114	219	1,769	804
Foreign currency remeasurement loss/(gain) on intercompany loans	194	100	15,581	(1,607)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	11,511	14,215	8,117	2,006
Contract assets	(11,169)	3,528	(20,009)	3,047
Inventories	(4,878)	(1,505)	(24,628)	(18,167)
Prepaid expenses and other current assets	(301)	(1,384)	(2,457)	(4,188)
Income taxes prepaid and receivable	29	(316)	(208)	358
Accounts payable	(9,337)	(14,276)	(10,383)	7,474
Accrued liabilities	4,171	(1,074)	(10,901)	(12,169)
Income taxes payable	5,526	5,724	1,955	7,230
Noncurrent receivables	628	(46)	397	(340)
Other noncurrent liabilities	(464)	(481)	(524)	(2,160)
Other, net	(552)	(548)	(1,086)	145
Net cash provided by operating activities	50,672	58,530	44,034	83,096

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(9,212)	(14,606)	(21,971)	(35,404)
Purchased software	—	(27)	(46)	(49)
Net cash used in investing activities	(9,212)	(14,633)	(22,017)	(35,453)

FINANCING ACTIVITIES
Proceeds from borrowings	—	—	70,000	20,000
Principal payments on debt	(56,005)	(9,004)	(59,011)	(37,008)
Principal payments on finance lease liabilities	(329)	(178)	(6,463)	(578)
Taxes paid in lieu of share issuance	—	—	(490)	(971)
Proceeds from options exercised	20	28	20	72
Dividends paid	(6,141)	(5,813)	(12,280)	(11,621)
Net cash used in financing activities	(62,455)	(14,967)	(8,224)	(30,106)

Effect of exchange rate changes on cash and cash equivalents	2,352	(1,082)	(5,296)	(59)

Increase/(decrease) in cash and cash equivalents	(18,643)	27,848	8,497	17,478
Cash and cash equivalents at beginning of period	222,680	187,385	195,540	197,755
Cash and cash equivalents at end of period	$204,037	$215,233	$204,037	$215,233

Reconciliation of non-GAAP measures to comparable GAAP measures

The following tables present Net sales and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net sales as reported, Q2 2020	Decrease due to changes in currency translation rates	Q2 2020 sales on same basis as Q2 2019 currency translation rates	Net sales as reported, Q2 2019	% Change compared to Q2 2019, excluding currency rate effects
Machine Clothing	$153,433	$1,559	$154,992	$155,016	—%
Albany Engineered Composites	72,557	26	72,583	118,933	(39.0)%
Consolidated total	$225,990	$1,585	$227,575	$273,949	(16.9)%

(in thousands, except percentages)	Net sales as reported, YTD 2020	Decrease due to changes in currency translation rates	YTD 2020 sales on same basis as 2019 currency translation rates	Net sales as reported, YTD 2019	% Change compared to 2019, excluding currency rate effects
Machine Clothing	$290,035	$3,124	$293,159	$299,349	(2.1)%
Albany Engineered Composites	171,719	486	172,205	225,972	(23.8)%
Consolidated total	$461,754	$3,610	$465,364	$525,321	(11.4)%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q2 2020	Gross profit margin, Q2 2020	Gross profit, Q2 2019	Gross profit margin, Q2 2019
Machine Clothing	$83,612	54.5%	$80,287	51.8%
Albany Engineered Composites	19,368	26.7%	24,895	20.9%
Consolidated total	$102,980	45.6%	$105,182	38.4%

(in thousands, except percentages)	Gross profit, YTD 2020	Gross profit margin, YTD 2020	Gross profit, YTD 2019	Gross profit margin, YTD 2019
Machine Clothing	$156,264	53.9%	$154,815	51.7%
Albany Engineered Composites	36,188	21.1%	42,138	18.6%
Consolidated total	$192,452	41.7%	$196,953	37.5%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended June 30, 2020
(in thousands, except percentages)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$56,543	$8,299	$(12,115)	$52,727
Interest, taxes, other income/(expense)	—	—	(20,278)	(20,278)
Net income/(loss) (GAAP)	56,543	8,299	(32,393)	32,449
Interest expense, net	—	—	3,823	3,823
Income tax expense	—	—	15,364	15,364
Depreciation and amortization expense	4,981	11,971	1,002	17,954
EBITDA (non-GAAP)	61,524	20,270	(12,204)	69,590
Restructuring expenses	388	2,248	201	2,837
Foreign currency revaluation (gains)/losses	973	30	20	1,023
Acquisition/integration costs	—	278	—	278
Pre-tax (income) attributable to noncontrolling interest	—	(58)	—	(58)
Adjusted EBITDA (non-GAAP)	$62,885	$22,768	$(11,983)	$73,670
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	41.0%	31.4%	—	32.6%

Three months ended June 30, 2019
(in thousands, except percentages)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$49,538	$17,732	$(13,045)	$54,225
Interest, taxes, other income/(expense)	—	—	(19,966)	(19,966)
Net income/(loss) (GAAP)	49,538	17,732	(33,011)	34,259
Interest expense, net	—	—	4,631	4,631
Income tax expense	—	—	14,405	14,405
Depreciation and amortization expense	5,606	11,071	1,077	17,754
EBITDA (non-GAAP)	55,144	28,803	(12,898)	71,049
Restructuring expenses	935	(32)	(4)	899
Foreign currency revaluation (gains)/losses	317	79	345	741
Pre-tax (income) attributable to noncontrolling	—	(272)	—	(272)
Adjusted EBITDA (non-GAAP)	$56,396	$28,578	$(12,557)	$72,417
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	36.4%	24.0%	—	26.4%
Six months ended June 30, 2020
(in thousands, except percentages)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$103,718	$15,922	$(27,319)	$92,321
Interest, taxes, other income/(expense)	—	—	(52,278)	(52,278)
Net income/(loss) (GAAP)	103,718	15,922	(79,597)	40,043
Interest expense, net	—	—	7,800	7,800
Income tax expense	—	—	27,818	27,818
Depreciation and amortization expense	10,068	23,956	2,000	36,024
EBITDA (non-GAAP)	113,786	39,878	(41,979)	111,685
Restructuring expenses	1,030	2,248	201	3,479
Foreign currency revaluation (gains)/losses	(2,688)	727	14,850	12,889
Former CEO termination costs	—	—	2,742	2,742
Acquisition/integration costs	—	576	—	576
Pre-tax loss attributable to noncontrolling interest	—	1,434	—	1,434
Adjusted EBITDA (non-GAAP)	$112,128	$44,863	$(24,186)	$132,805
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.7%	26.1%	—	28.8%

Six months ended June 30, 2019
(in thousands, except percentages)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$93,781	$27,254	$(26,717)	$94,318
Interest, taxes, other income/(expense)	—	—	(30,651)	(30,651)
Net income/(loss) (GAAP)	93,781	27,254	(57,368)	63,667
Interest expense, net	—	—	9,048	9,048
Income tax expense	—	—	21,881	21,881
Depreciation and amortization expense	11,525	21,973	2,212	35,710
EBITDA (non-GAAP)	105,306	49,227	(24,227)	130,306
Restructuring expenses	1,336	51	(4)	1,383
Foreign currency revaluation (gains)/losses	286	314	(1,691)	(1,091)
Pre-tax (income) attributable to noncontrolling interest	—	(561)	—	(561)
Adjusted EBITDA (non-GAAP)	$106,928	$49,031	$(25,922)	$130,037
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	35.7%	21.7%	—	24.8%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended June 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$2,837	$953	$1,884	$0.06
Foreign currency revaluation (gains)/losses	1,023	536	487	0.02
Acquisition/integration costs	278	83	195	0.01

Three months ended June 30, 2019 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$899	$255	$644	$0.02
Foreign currency revaluation (gains)/losses	741	210	531	0.02

Six months ended June 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$3,479	$1,145	$2,334	$0.07
Foreign currency revaluation (gains)/losses(a)	12,889	(1,009)	13,898	0.44
Former CEO termination costs	2,742	713	2,029	0.06
Acquisition/integration costs	576	172	404	0.02

Six months ended June 30, 2019 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$1,383	$397	$986	$0.03
Foreign currency revaluation (gains)/losses	(1,091)	(329)	(762)	(0.02)

(a) In Q1 2020, the company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, which results in an unusual relationship between the pre-tax and after-tax amounts.

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share :

	Three months ended June 30,		Six months ended June 30,
Per share amounts (Basic)	2020	2019	2020	2019
Earnings per share (GAAP)	$1.00	$1.05	$1.28	$1.96
Adjustments, after tax:
Restructuring expenses	0.06	0.02	0.07	0.03
Foreign currency revaluation (gains)/losses	0.02	0.02	0.44	(0.02)
Former CEO termination costs	—	—	0.06	—
Acquisition/integration costs	0.01	—	0.02	—
Adjusted Earnings per share	$1.09	$1.09	$1.87	$1.97

The calculations of net debt are as follows:

(in thousands)	June 30, 2020	March 31, 2020	December 31, 2019
Current maturities of long-term debt	$17	$20	$20
Long-term debt	435,000	491,002	424,009
Total debt	435,017	491,022	424,029
Cash and cash equivalents	204,037	222,680	195,540
Net debt	$230,980	$268,342	$228,489

The tables below provide a reconciliation of forecasted full-year 2020 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2020 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP)	$173	$180	$22	$30
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	19	22	49	51
EBITDA (non-GAAP)	192	202	70	80
Restructuring expenses, net (a)	1	1	2	2
Foreign currency revaluation (gains)/losses (a)	(3)	(3)	1	1
Acquisition/integration costs (a)	—	—	1	1
Pre-tax (income) attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$190	$200	$75	$85

Forecast of Full Year 2020 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$73	$81
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense, net	14	15
Income tax expense	43	44
Depreciation and amortization	70	75
EBITDA (non-GAAP)	199	214
Restructuring expenses, net (a)	3	3
Foreign currency revaluation (gains)/losses (a)	13	13
Former CEO termination costs	3	3
Acquisition/integration costs (a)	1	1
Pre-tax (income) attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$220	$235

	Total Company
Forecast of Full Year 2020 Earnings per share (basic) (b)	Low	High
Net income attributable to the Company (GAAP)	$2.26	$2.51
Restructuring expenses, net (a)	0.07	0.07
Foreign currency revaluation (gains)/losses (a)	0.44	0.44
Former CEO termination costs	0.06	0.06
Acquisition/integration costs (a)	0.02	0.02
Adjusted Earnings per share (non-GAAP)	$2.85	$3.10

(a) Due to the uncertainty of these items, we are unable to forecast these items for 2020; the amount shown represents the value incurred through the second quarter

(b) Calculations based on shares outstanding estimate of 32.3 million

About Albany International Corp.

Albany International is a global advanced textiles and materials processing company, with two core businesses. The Machine Clothing segment is the world’s leading producer of custom-designed fabrics and belts essential to production in the paper, nonwovens, and other process industries. Albany Engineered Composites is a rapidly growing supplier of highly engineered composite parts for the aerospace industry. Albany International is headquartered in Rochester, New Hampshire, operates 23 plants in 11 countries, employs approximately 4,600 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition and related retention agreement expenses and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO severance costs, acquisition and related retention agreement expenses, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2020 and in future years; expectations in 2020 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products.

Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com